Exhibit 10.21

December 18, 2013

Re: Amendment to Equity Award Agreements

Dear Steve:

This letter (this “Amendment”) sets forth an amendment to the terms of your award agreements (“Award Agreements”) covering your outstanding stock option and restricted stock awards of CF Industries Holdings, Inc. (the “Company”) identified on Exhibit A hereto (the “Awards”).  This letter revises the Awards to provide for their continued vesting during any period in which you continue to serve as a director on the Board of Directors of the Company notwithstanding that your employment with the Company has terminated.

Specifically, the following paragraph will replace subsection (e)(g) of the section of each Award Agreement titled “Agreement” with respect to each of the Award Agreements listed in Part I of Exhibit A:

(g) Employment Relationship. For purposes of this Award Agreement, Optionee shall be considered to be in the employment of the Company so long as Optionee remains as an employee or consultant to, or otherwise provides services as a director of, either the Company or an affiliate of the Company or for a corporation (or an affiliate thereof) that assumes or substitutes a new option for this Option.  An Optionee shall not be considered to be in the employment or service of the Company if the affiliate which employs Optionee, or to which the Optionee provides services, ceases to be an affiliate of the Company.  Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final. For the avoidance of doubt and solely for purposes of this Award Agreement, an Optionee who enters into an agreement with the Company to transition directly from an employment relationship into a consulting relationship, or who becomes or remains a director of the Company or an affiliate thereof, shall not, unless otherwise determined by the Committee, be deemed to have terminated employment upon such transition from an employment relationship into a consulting relationship (including service as a director). In the event of such a transition, the Option shall continue to be exercisable and eligible to vest in accordance with its terms, as if no termination had occurred, for so long as such consulting relationship (including director relationship) remains in effect. The continued existence of the consulting relationship shall be determined by the Committee or its delegate and the continued vesting and exercisability of the Option shall not be construed for any other purpose to mean the Optionee remains employed with the Company following such transition.

Additionally, the following paragraph will replace the third paragraph of Section 5 of each of the Award Agreements listed in Part II of Exhibit A:

For the avoidance of doubt and solely for purposes of this Award Agreement, if you enter into an agreement with the Company to transition directly from an employment relationship into a consulting relationship, or you become or remain a director of the Company or an affiliate thereof, you shall not, unless otherwise determined by the Committee, be deemed to have terminated employment upon such transition from an employment relationship into a consulting relationship (including service as a director). In the event of such a transition, the Restricted Stock shall continue to be eligible to vest in accordance with its terms, as if no termination had occurred, for so long as such consulting relationship (including service as a director) remains in effect. The continued existence of such consulting relationship shall be determined by the Committee or its delegate and the continued vesting of the Restricted Stock shall not be construed for any other purpose to mean you remain employed with the Company following such transition.

Except as modified above, all terms applicable to the Awards, as may be set forth in an applicable equity plan, Award Agreement or other agreement or arrangement of or with the Company, shall remain in full force and effect.  This letter reflects the final agreement between us with respect to the subject matter hereof and may be amended or altered only in a writing signed by you and the Company.

Yours sincerely,

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I have read this letter in its entirety, and agree to and accept the terms and conditions stated above.

Stephen R. Wilson	Date

EXHIBIT A

Stephen R. Wilson

Stock Option and Restricted Stock Award Agreements

As of December 18, 2013

Part I

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan Non-Qualified Stock Option Award Agreement, dated August 12, 2013.

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan Non-Qualified Stock Option Award Agreement, dated August 10, 2012.

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan Non-Qualified Stock Option Award Agreement, dated August 10, 2011.

Part II

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan Restricted Stock Award Agreement, dated August 12, 2013.

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan Restricted Stock Award Agreement, dated August 10, 2012.

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan Restricted Stock Award Agreement, dated August 10, 2011.